Exhibit 99.1

AeroClean Reports Third Quarter 2022 Financial Results

PALM BEACH GARDENS, Fla., November 14, 2022 // -- AeroClean Technologies (“AeroClean” or the “Company”) (Nasdaq: AERC), a leading air hygiene technology company, today reported financial results for the three and nine months ended September 30, 2022 (“Q3 2022”).

Third Quarter 2022 Highlights and Recent Developments

•	The Company entered into a definitive agreement with Molekule, Inc. (“Molekule”), a market leader for premium air purifiers, to combine in an all-stock merger that the Company believes will establish a combined company as a market leader for premium, FDA-cleared air purification products, and solutions.
•	Molekule recently began collaboration with key customers across the US who have deployed thousands of Molekule premium air purifiers throughout portions of their office spaces and enterprises. Post-merger, the Company expects to collaborate with several of these important customers to accelerate the development of the combined company’s Safe Air as a Service, indoor air quality (“IAQ”) monitoring and IoT device control solution that will help improve customer IAQ and measure sustainability and ESG metrics across their enterprises.
•	Steve Ward, co-founder and a director of C3.AI – a leading Artificial Intelligence company that provides enterprise software as a service (“SaaS”) solutions, former President and CEO of Lenovo Corporation and CIO of IBM Corporation, was appointed to Board of Directors in November 2022.
•	The Company completed the previously announced acquisition of GSI Technology (“GSI”), to support and drive our Public Sector and Enterprise IAQ sales and business development efforts. This new team is focused on public procurement opportunities to address the $500 billion of funding committed by the government to address COVID preparedness as well as enhancing ventilation and IAQ in indoor spaces.
•	Independent laboratory testing proved the Company’s Pūrgo™ air purifier is effective at reducing the viral concentration of the Omicron variant of SARS-CoV-2, the virus that causes COVID-19, which the CDC identifies as the current dominant variant in the United States.
•	The Company submitted to the FDA for 510(k) clearance to expand Pūrgo’s Indications for Use based upon new studies that demonstrate Pūrgo’s ability to eliminate SARS-CoV-2, the virus that causes COVID-19.

Molekule Transaction Update

On October 3, 2022, the Company entered into an all-stock merger agreement (the “Merger”) with Molekule. The combined company will have the largest range of proprietary and patented, FDA-cleared air purification devices to address the estimated $15 billion, rapidly growing global air purification market. The combined company is expected to generate approximately $45 million of revenues in FY 2022 on a pro forma combined basis and is expected to have a solid balance sheet with a strong liquidity profile upon consummation of the Merger.

Over the past five weeks, the management teams of the Company and Molekule have been engaged in preliminary integration planning activities. The Company expects the Merger will be completed in the first half of 2023, subject to the satisfaction of customary closing conditions.

Management Commentary

Jason DiBona, Chief Executive Officer of AeroClean commented, “We were thrilled to announce last month that we entered into a definitive agreement to merge with Molekule. We compete in a highly fragmented industry and since our founding, we have made it our intention to explore opportunities to align with companies that can considerably enhance our value offering and ability to execute our goal of becoming the global leader in the indoor air quality market. We believe this merger with Molekule will substantially increase revenues, distribution and selling capability, while also expanding our product lines, adding sensor technology, and creating the potential to launch a recurring, software-as-a-service revenue model.

“We expect this Merger to create the first publicly traded provider of a suite of premium, proprietary and patented, FDA-cleared air purification devices, providing the foundation for further innovation including a new generation of IoT-enabled devices and IAQ software solutions. We expect our combined teams’ expertise and capabilities will increase our speed to market with new product and service offerings, which is expected to enable us to offer enterprise-wide IAQ monitoring and device control subscriptions and support our clients’ sustainability and ESG initiatives.”

“Our missions and values are completely aligned, to create a safer environment everywhere humans operate indoors, and together, we have a strong suite of premium proprietary and patented FDA-cleared air purification devices covering the widest range of indoor environments. We see a clear opportunity over the next three years for double-digit organic revenue growth, as well as expanding gross margins. There is an approximately $15 billion-dollar global air purification market, and our goal is to become the market leader in this industry. We believe that our combination with Molekule puts us one step further along this path.”

The Company’s acquisition of GSI, a company focused on public procurement and enterprise IAQ opportunities, better positions the company to support the White House’s recent call to action for organizational leaders and business owners and operators of all types to assess their indoor air quality and make ventilation, air filtration and air cleaning improvements to help keep building occupants safe.

Mr. DiBona continued, “Our newly integrated team from GSI has the expertise and experience to lead our efforts to help schools, municipalities and other public entities access and utilize the hundreds of billions of dollars in federal funds made available to improve indoor air quality in those settings by the Biden-Harris Administration and Congress through the American Rescue Plan.”

Mr. DiBona concluded, “In addition to focusing on the integration of the recently acquired GSI team and closing our recently announced merger with Molekule, the Company continues to evaluate a wide range of strategic opportunities, including additional acquisitions to effect transactions the Company believes would substantially increase revenues, distribution and selling capability, and expand IoT sensor and IAQ monitoring technologies to accelerate our recurring revenue Safe Air as a Service model.”

Board of Director Appointment

AeroClean also announced that Steve Ward has been appointed to the Company’s Board of Directors (the “Board”). Mr. Ward brings a wealth of knowledge and experience in enterprise SaaS solutions, IoT technologies, analytics and controls from his various roles including co-founder and director at C3.AI, at the IBM Corporation, including Chief Information Officer, as well as his experience as Chief Executive Officer of Lenovo Corporation. Steve shares the Company’s vision for providing safe air to its customers through IoT-enabled devices, cloud-based software applications and dashboards tied into our customers’ building management systems, among other solutions.

Mr. DiBona commented, “Steve’s interest in joining the Board is a testament to the Company’s vision for developing technology to provide actionable data to our clients through the internet of things to enable them to meet Indoor Environmental Quality (IEQ), sustainability and ‘healthy buildings’ wellness initiatives.”

Q3 2022 Financial Overview

Revenues for the third quarter ended September 30, 2022 were $58,385, compared to $70,918 for the second quarter ended June 30, 2022. Revenues for the nine months ended September 30, 2022 were $136,037 as compared to $261,299 in the prior year period. Gross profit in the third quarter of 2022 was $27,551, or 47% of revenues, compared to $34,792, or 49% of revenues, in the second quarter of 2022.

Selling, general and administrative (“SG&A”) expenses of $4,440,645 for the third quarter of 2022 increased by $335,579 as compared to $4,105,066 in the second quarter of 2022. SG&A expenses were approximately $2,140,645 and $2,455,066 for the three months ended September 30, 2022 and June 30, 2022, respectively, excluding non-recurring items in the third quarter primarily due to increases in legal and other related expenses associated with the Merger (approximately $1,900,000) and non-cash compensation and personnel costs (approximately $400,000) and in the second quarter primarily due to the private placement and franchise taxes ($1,650,000).

Research and development expenses of $633,262 for the third quarter of 2022 were relatively flat compared to $579,061 in the second quarter of 2022. Research and development expenses primarily consisted of quality and regulatory, testing, engineering, and manufacturing design costs.

Net income for the third quarter of 2022 was $6,649,493, or $0.43 and $0.42 per share on a basic and diluted basis, respectively, compared to a net loss of $5,172,277, or $0.37 per share, in Q2 2022. The increase in net income primarily is due to a gain from the change in the fair value of the warrant liability of $11,489,000 on the Company’s balance sheet.

Cash was $25,818,620 as of September 30, 2022, compared to $29,163,429 as of June 30, 2022, and total current assets were $27,426,107 and total current liabilities were $2,689,352 as of September 30, 2022. Net working capital (current assets less current liabilities) at the end of September 30, 2022 was $24,736,755, and the Company has no debt.

Financial results and analyses are available on the Company’s investor relations website: https://investors.aeroclean.com/.

Forward-Looking Statements

This press release includes forward-looking statements relating to our management’s expectations, beliefs and intentions and AeroClean’s prospects. Forward-looking statements are statements that are not historical facts, including the statements of our management and statements under the heading “Management Commentary.” Such forward-looking statements are based on our management’s current expectations and projections about future events and trends, which are inherently subject to risks, assumptions and uncertainties that could cause actual results to differ materially from those explicitly or implicitly projected, including (without limitation): macroeconomic uncertainties driven by the war between Ukraine and Russia; rising inflation and the COVID-19 pandemic; a failure by our products to perform as expected; our inability to develop adequate distribution, customer service, and technical support networks; our failure to implement our business strategy; effects of any acquisitions of other companies or technologies, including with Molekule, and the possible diversion of the attention of our management or any challenges faced while integrating such into our business; the risk that the Merger may not be completed; the ability to successfully combine the businesses of AeroClean and Molekule; the ability of the parties to achieve the expected synergies and other benefits from the Merger within the expected time frames or at all; the incurrence of significant transaction and other related fees and costs; the incurrence of unexpected costs, liabilities or delays relating to the Merger; the risk that the public assigns a lower value to Molekule’s business than the value used in negotiating the terms of the Merger; the risk that the Merger may not be accretive to AeroClean’s current stockholders; the risk that the Merger may prevent AeroClean from acting on future opportunities to enhance stockholder value; the dilutive impact of the stock consideration which will be issued in the Merger; the risk that any goodwill or identifiable intangible assets recorded due to the Merger could become impaired; potential disruptions to the business of the companies while the Merger is pending; the risk that a closing condition to the Merger may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger; any delay in or failure to achieve clearance from the U.S. Food and Drug Administration to market our products or our failure to comply with applicable laws and regulations; our inability to develop and maintain reliable manufacturing, consulting and other vendor relationships important to the commercialization of our products; our inability to protect our intellectual property or our infringement upon the proprietary rights of others; our inability to efficiently manage research and development spending; potential dilution of existing stockholders if we issue additional equity securities (including in connection with acquisitions); and risks related to maintaining our listing on Nasdaq.

These and other risks and uncertainties that could affect AeroClean’s future results are included under the caption “Risk Factors” in AeroClean’s annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with SEC on April 1, 2022 and our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, as well as under the caption “Risk Factors” in our Form S-1 filed with the SEC on July 11, 2022 and amended on July 20, 2022, which are available on the SEC’s website at www.sec.gov. Further information regarding potential risks or uncertainties that could affect actual results will be included in other periodic filings AeroClean makes with the SEC.

The forward-looking statements in this release reflect management’s expectations as of the date hereof and AeroClean expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

Important Additional Information

The Registration Statement will contain important information about AeroClean, Molekule, the Merger and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The information statement contained in the Registration Statement will be sent to AeroClean’s stockholders prior to the consummation of the Merger. AeroClean stockholders will be able to obtain the Registration Statement from the SEC’s website or from AeroClean’s website. These documents may also be obtained free of charge from AeroClean by requesting them by mail at 10455 Riverside Drive, Suite 100, Palm Beach Gardens, FL 33410.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

About AeroClean Technologies

AeroClean is a pathogen elimination technology company on a mission to keep work, play and life going—by improving indoor air quality. Our air hygiene product, Pūrgo™ (pure-go), is an FDA 510(k) cleared, Class II medical device that provides continuous air filtration, sanitization and supplemental ventilation solutions with technology that can be applied in any indoor space - including in hospitals, offices, and even in elevators. Pūrgo™ products feature SteriDuct™, a proprietary germicidal technology developed by our best-in-class aerospace engineers, medical scientists and innovators that work to eradicate viral, fungal and bacterial airborne microorganisms. Our purpose is simple: to never stop innovating solutions that keep people healthy and safe, so life never stops. Learn more at aeroclean.com.

Media Contact

Drew Tybus

drew@oakpr.com

Investor Relations Contacts

Ryan Tyler

Chief Financial Officer, AeroClean

RTyler@AeroClean.com

Rob Kelly

MATTIO Communications

aeroclean@mattio.com

Financial Statements

AEROCLEAN TECHNOLOGIES, INC.

Balance Sheets (Unaudited)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS

Cash	$25,818,620	$19,629,649
Other current assets	1,607,487	1,948,004
Total current assets	27,426,107	21,577,653
Non-current assets	2,186,426	2,145,095
Total assets	$29,612,533	$23,722,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$2,689,352	$1,511,079
Non-current liabilities	3,230,573	501,254
Total liabilities	5,919,925	2,012,333
Total equity	23,692,608	21,710,415
Total liabilities and stockholders' equity	$29,612,533	$23,722,748

AEROCLEAN TECHNOLOGIES, INC.

Statements of Operations (Unaudited)

	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2022	2021	2022	2021
Product revenues	$58,385	$261,299	$136,037	$261,299
Cost of sales	30,834	147,733	70,724	147,733
Gross profit	27,551	113,566	65,313	113,566
Operating expenses:
Selling, general and administrative	4,440,645	685,079	10,687,936	2,678,689
Research and development	633,262	956,499	1,743,806	3,617,101
Total operating expenses	5,073,907	1,641,578	12,431,742	6,295,790
Loss from operations	(5,046,356)	(1,528,012)	(12,366,429)	(6,182,224)
Change in fair value of warrant liability	(11,489,000)	-	(10,839,000)	-
Income (loss) before income tax benefit	6,442,644	(1,528,012)	(1,527,429)	(6,182,224)
Income tax benefit	(206,849)	-	(426,681)	-
Net income (loss)	$6,649,493	$(1,528,012)	$(1,100,748)	$(6,182,224)
Net income (loss) per share:
Basic	$0.43	$(0.13)	$(0.08)	$(0.61)
Diluted	$0.42	$(0.13)	$(0.08)	$(0.61)
Weighted-average common shares outstanding:
Basic	15,377,636	11,363,636	14,388,625	10,135,506
Diluted	15,767,353	11,363,636	14,388,625	10,135,506

AEROCLEAN TECHNOLOGIES, INC.

Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2022	2021
Net cash flows used in operating activities	(7,232,950)	(5,524,098)
Net cash flows used in investing activities	(156,631)	(1,826,838)
Net cash flows provided by financing activities	13,578,551	5,673,599
Net increase in cash	6,188,970	(1,677,337)
Cash, beginning of period	19,629,649	2,333,117
Cash, end of period	$25,818,620	$655,780

Supplemental schedule of non-cash activities:
Purchases of property and equipment in accounts payable	-	46,716